Exhibit 10.4

Execution Version

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (this “Agreement”), dated as of August 19, 2025, is made and entered into between NovaBay Pharmaceuticals, Inc., a Delaware company (the “Company”), and Armistice Capital Master Fund Ltd., a limited company organized under the laws of the Cayman Islands (“Holder”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series F Voting Retractable Preferred Stock, substantially in the form attached hereto as Exhibit A (the “Series F CoD”). The Company and Holder shall be collectively referred to herein as the “parties,” and each, a “party.”

RECITALS

WHEREAS, Holder is the owner of 636,363 Series F-1 common stock purchase warrants (“Series F-1 Warrants”, or the “Series F Warrants”), issued in July 2024; and

WHEREAS, Holder is the owner of 36,264 common stock purchase warrants from a April 2023 transaction (“April 2023 Warrants”), 28,571 common stock purchase warrants from a March 2024 transaction (“March 2024 Warrants”), and 9,071 common stock purchase warrants from a June 2024 transaction (“June 2024 Warrants” and together with the April 2023 Warrants, and March 2024 Warrants, the “Old Warrants”, and together with the Series F Warrants, the “Total Warrants Outstanding”); and

WHEREAS, in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), the Holder and the Company desire to exchange the Total Warrants Outstanding beneficially owned by Holder for shares of a new series of Series F non-convertible, voting, retractable preferred stock (the “Retractable Preferred Stock”) of the Company, and cash, upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Company intends to cancel the Total Warrants Outstanding upon their transfer to the Company as described herein, and pursuant to this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I
EXCHANGE

Section 1.1 Exchange of Warrants; Consent and Waiver; Registration; Voting Agreement.

(a) On and subject to the terms and conditions of this Agreement, the Company agrees to exchange with the Holder, 636,363 Series F-1 Warrants exercisable for 636,363 shares of Common Stock, 36,264 April 2023 Warrants exercisable for 36,264 shares of Common Stock, 28,571 March 2024 Warrants exercisable for 28,571 shares of Common Stock, and 9,071 June 2024 Warrants exercisable for 9,071 shares of Common Stock owned by the Holder (collectively, the “Exchanged Warrants”), for the issuance of an aggregate of 710,269 shares of Retractable Preferred Stock of the Company (the “New Shares”) and $175,000 (the “Cash Payment”) (such transactions, collectively, the “Exchange Transaction”).

(b) The Exchanged Warrants will be exchanged for the New Shares and the Cash Payment at the Closing (as defined below), and such New Shares will be freely tradeable, subject to Section 1.4(b), and shall contain no restrictive legends.

(c) Holder shall cooperate with the Company to cause the Exchange Transaction to be effective, including coordination and execution of any relevant documentation with the Company’s transfer agent, Equiniti Trust Company, LLC, for the ownership of the Series F Warrants to be transferred to the Company and subsequently cancelled and (ii) surrendering the Old Warrants in Holder’s possession to the Company for cancellation.

Section 1.2 Closing Date. The closing of the Exchange Transaction (the “Closing”) shall occur substantially concurrently with the Closing of the Stock Purchase Agreement by and between the Company and David Lazar to be entered concurrently with this Agreement (the “Lazar SPA”). At the Closing:

(a) The Company shall pay to Holder the Cash Payment in immediately available funds by wire transfer to the account specified in the instructions provided by the Holder to the Company on or prior to the Closing Date;

(b) The Company shall issue to the Holder the New Shares;

(c) Holder shall surrender the Exchanged Warrants to the Company, together with all documentation reasonably necessary to transfer to the Company all right, title and interest in and to the Exchanged Warrants.

Section 1.3 RESERVED.

Section 1.4 Voting Undertaking.

(a) The voting rights of the Retractable Preferred Stock to be issued to Holder as contemplated by this Agreement and the Series F CoD shall be equivalent to an aggregate vote equal to 280,943 shares of Common Stock. Holder hereby acknowledges that such voting rights have been determined in order to limit the aggregate voting rights of all of the shares of Retractable Preferred Stock that will be issued by the Company to all holders of the Retractable Preferred Stock (including Holder), such that the aggregate voting rights shall not exceed an aggregate of 19.99% of the currently issued and outstanding Common Stock, as calculated immediately prior to the execution of the Lazar SPA and this Agreement.

(b) Subject to the Company’s compliance with the terms and conditions of this Agreement and the Series F CoD, Holder agrees to continue to own and vote all of its shares of Retractable Preferred Stock at the Company’s first annual meeting of stockholders after the date hereof, to be held no later than December 31, 2025 (the “Stockholder Meeting Deadline”) in favor of all proposals recommended by the Board of Directors of the Company that are presented for stockholder approval at such annual meeting; provided, that nothing shall require the Holder to approve any action that would circumvent or otherwise interfere with the due performance of this Agreement and/or the Series F CoD, as applicable (the “Stockholder Approval”). Holder agrees to promptly vote such shares of Retractable Preferred Stock within seven (7) days after the Company files a definitive proxy statement for the Company’s annual meeting of stockholders.

(c) The voting of Retractable Preferred Stock pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Retractable Preferred Stock pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

Section 1.5 Standstill. Effective upon the execution of this Agreement and remaining effective, unless or until the Company does not satisfy its retirement obligation in accordance with Section 8 of the Series F CoD, Holder shall not initiate any claims, either directly or indirectly, or participate in any proceedings, in any capacity, whether as a current or former holder of the Exchanged Warrants or a future, current or former holder of Common Stock, against, or involving, the Company, for any reason whatsoever. Included in this promise, Holder agrees not to oppose or initiate any claim or action against the Company relating to the transactions contemplated by the Lazar SPA, including the Company’s contemplated special dividend, either directly or indirectly.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HOLDER

To induce the Company to enter into and perform its obligations under this Agreement, Holder hereby represents and warrants to the Company as of the date hereof as follows:

Section 2.1 Existence. Holder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation.

Section 2.2 Authority and Capacity; No Conflicts. Holder has all requisite power, authority and capacity to enter into and perform its obligations under this Agreement and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the Exchange Transaction have been duly and validly taken, and the consummation of the Exchange Transaction will not violate any law applicable to Holder or result in a breach of or default under Holder’s organizational documents or any agreement to which Holder is a party or by which Holder is bound.

Section 2.3 Binding Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of Holder and constitutes a valid and binding agreement of the Holder, enforceable in accordance with and subject to its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

Section 2.4 Title. Holder has good and valid title to the Exchanged Warrants, free and clear of all liens, encumbrances, equities or claims, and upon transfer of the Exchanged Warrants pursuant hereto, good and valid title to the Exchanged Warrants, free and clear of all liens, encumbrances, equities or claims, will pass to the Company. The Holder has not sold, distributed, pledged or otherwise transferred all or any portion, or any interest in, the Exchanged Warrants, nor agreed to do so.

Section 2.5 Non-Reliance. Holder (a) is not relying on the Company for any legal, tax, investment, accounting or regulatory advice, (b) has consulted with its own advisors concerning such matters and (c) has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and operations of the Company, (d) in determining to proceed with the Exchange Transaction, has relied solely on the results of such independent investigation and verification and on the representations and warranties of the Company in Article III, and (e) acknowledges that the Company is entering into this Agreement with it in reliance on the acknowledgments, agreements, representations and warranties set forth in this Article II. The Holder acknowledges that the Company may enter into agreements with other holders of Common Stock purchase warrants of the Company for the exchange of such warrants for securities of the Company.

Section 2.6 No Approvals or Consents. No consent, approval or authorization of or exemption by, or declaration, filing or registration with or notice to, any third party or any legislative, executive, judicial, or administrative body, including any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality, of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise) is required in connection with the execution and delivery by Holder of this Agreement or the consummation of the Exchange Transaction except for the Required Approvals (as defined herein).

Section 2.7 Accredited Investor; Legends. Holder represents and warrants that, as of the date hereof it is, and on each date on which it shall be issued any New Shares it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the 1933 Act, and agrees that the New Shares will not contain any restrictive legends when issued as set forth in this Agreement, and the New Shares are “unrestricted securities” and will not be registered under the 1933 Act or any applicable state securities law. Also, Holder represents and warrants that it is acquiring the New Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Shares (this representation is not limiting Holder’s right to sell the New Shares pursuant to an effective registration statement under the 1933 Act or otherwise in compliance with applicable federal and state securities laws).

Section 2.8 Access to Information. Holder acknowledges that it has had the opportunity to review, access information and ask questions about (a) the Company and the disclosures included in the Announcement (as defined below) and (b) the Company’s periodic reports and other public filings with the U.S. Securities and Exchange Commission (the “Commission”).Holder understands that after receiving the New Shares that the Holder will no longer having any rights under the Exchanged Warrants and that the New Shares will have the rights as set forth in the Series F CoD, which rights expressly will not entitle the Holder to participate in any dividends of the Company In making its investment decision, Holder has relied upon its own review of the Announcement, the Company’s filings with the Commission and other information that was made available and has not relied upon any representation, oral or written, by the Company’s officers or directors

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce Holder to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to Holder as of the date hereof as follows:

Section 3.1 Existence. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2 Authority and Capacity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, other than in connection with the Required Approvals (as defined herein). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Section 3.3 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals (as defined herein), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement. The Company has duly filed, or will file prior to the Closing, the Series F CoD with the State of Delaware’s Secretary of State and the Series F CoD is in full force and effect.

Section 3.4 No Approvals or Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement, (ii) the filing of Form D with the Commission to the extent deemed necessary by the Company; and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

Section 3.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Shares in exchange for the Exchanged Warrants is exempt from registration under the 1933 Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

Section 3.6 Issuance of New Shares. The issuance of the New Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issue thereof.

Section 3.7 No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the Exchange Transactions as contemplated hereby.

Section 3.8 Disclosure. Except as disclosed in the Announcement (as defined below), the Company confirms that neither it nor any other person or entity acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company, other than the existence of the transactions contemplated by this Agreement. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company is true and correct as of the date furnished and does not contain any untrue statement of a material fact or omit to state any material fact as of the date furnished necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company to the Holder pursuant to or in connection with this Agreement, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Announcement, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Holder has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 above.

Section 3.9 SEC Reports. The Company has filed with the SEC all reports required to be filed by it under the Securities Exchange Act of 1934 (the “Exchange Act”) for the most recent twelve-month period, including Current Reports on Form 8-K (such filed reports, the “SEC Reports”). As of their respective filing dates, the SEC Reports filed since January 1, 2024 complied in all material respects with applicable accounting requirements and the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports, the financial statements included in the SEC Reports were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended, and none of such SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Disclosure of Exchange Transaction. The Company shall, on or before 9:30 am New York time, on the third business day after the date of this Agreement (or on the date of this Agreement, if such Agreement is signed prior to 9:30 am New York time), furnish or file a Report on Form 8-K or a press release describing all the material terms of the Exchange Transaction (the “Announcement”). From and after the Announcement, the Company shall have disclosed all material, non-public information (if any) provided to Holder by the Company or any of its officers, directors, employees or agents in connection with the Exchange Transaction. In addition, effective upon the Announcement, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the Exchange Transaction under any agreement, whether written or oral, between itself or any of its officers, directors, affiliates, employees or agents, on the one hand, and any of Holder or any of its affiliates, on the other hand, shall terminate.

Section 4.2 Further Assurances. Each of the parties hereto shall do and perform and execute and deliver, or cause to be done and performed or executed and delivered, and without further consideration, all further acts and all other agreements, certificates, book entries, instruments, instructions and documents as may be necessary or as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Exchange Transaction.

Section 4.3 Notices.

(a) All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if delivered personally or by e-mail prior to 5:00 p.m., in the place of delivery and such day is a Business Day; otherwise, the next Business Day, (ii) on the first Business Day following the date of dispatch if delivered express mail by a recognized overnight courier service or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the address set forth in this Agreement or to such other address either party to this Agreement shall specify by notice given in accordance with this Section 4.3.

(b) For the purposes of this Section 4.3, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of such commercial banks are generally open for use by customers on such day.

Section 4.4 Amendments and Waivers. Other than as amended, consented to or waived herein, all other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is duly executed and delivered by the Company and Holder. Any provision of this Agreement may be waived by the party entitled to the benefit thereof, but only by a writing signed by such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.5 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Exchange Transaction.

Section 4.6 Successors and Assigns; No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and to no other person, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Each party to this Agreement acknowledges and agrees that this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 4.7 Independent Nature of Holder’s Obligations and Rights. The Company acknowledges and agrees that the obligations of Holder under this Agreement are several and not joint with the obligations of any Other Holder (if any) under any other agreement related to the Exchange of warrants (such agreements, if any, the “Other Warrant Agreements”), and Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such Other Warrant Agreement. Nothing contained in this Agreement, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder and any Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder and any Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Agreements, if any, and the Company acknowledges that Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Agreement.

Section 4.8 Specific Performance. The parties agree that irreparable damage for which monetary damages, if available, may not be an adequate remedy, would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Holder shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which the Holder is entitled at law or in equity. The parties acknowledge and agree that should the Holder seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.8, the Holder shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 4.9 Governing Law; Waiver of Jury Trial. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts of laws principles to the extent that such principles would direct a matter to another jurisdiction. Each party to this Agreement agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the courts of the State of New York and the Federal courts of the United States of America located in the Southern District of New York (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party to this Agreement and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.3. Each party to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

Section 4.10 Entire Agreement. This Agreement (including the recitals and any schedules hereto) constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto and/or their affiliates with respect to the subject matter hereof.

Section 4.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

Section 4.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be signed by any electronic signature and be delivered via electronic mail (including pdf) or other electronic transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.13 Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any person or entity with respect to any consent, release, amendment, settlement or waiver relating to the Exchange Transaction as contemplated by this Agreement (each a “Settlement Document”), is or will be on more favorable terms to such person or entity than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. Notwithstanding, the foregoing, any future Settlement Document, related to retail investor warrant holders that (i) individually is less than or equal to 6.30% of Total Warrants Outstanding or (ii) in the aggregate is less than or equal to 12.70% of the Total Warrants Outstanding, shall not trigger any repricing under this Section. The provisions of this Section 4.13 shall apply similarly and equally to each Settlement Document. Notwithstanding the foregoing, prior to the date hereof as disclosed in the Company’s filings with the Commission, the Company previously entered into settlement and release agreements with other holders of Series F Warrants on terms and conditions that are different than are provided for in this Exchange Transaction as provided under this Agreement (the “Prior Settlements”), and the Holder acknowledges that such Prior Settlements are expressly excluded from this Section 4.13.

Section 4.14 Holding Period. For the purposes of Rule 144 of the 1933 Act, the Company acknowledges that the holding period of the New Shares may be tacked by the Holder onto the holding period of the Exchanged Warrants and, and the Company agrees not to take a position contrary to this Section 4.14, except as required by applicable law. In addition, subject to the truth and accuracy of the Holder’s representations set forth in Section 2 of this Agreement and assuming the Holder is not an “affiliate” of the Company within the meaning of Rule 144(a)(1), the New Shares shall take on the unrestricted characteristics of the Exchanged Warrants and the Company agrees not to take a position to the contrary, except as otherwise required by applicable law.

Section 4.15 Payment of Collection, Enforcement and Other Costs. If (a) this Agreement or the Series F CoD is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Agreement or the Series F CoD or to enforce the provisions of this Agreement or the Series F CoD or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Company’s creditors’ rights and involving a claim under this Agreement or the Series F CoD, then the Company shall pay the costs actually incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

Section 4.16 Termination. If the Closing has not occurred on or prior to the fifth (5th) Business Day (as defined in the Series F CoD) after the date hereof, this Agreement shall automatically terminate and shall be null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by the parties hereto as of the date first above written.

NOVABAY PHARMACEUTICALS, INC.

By:	/s/ Justin Hall
Name:	Justin Hall
Title:	Chief Executive Officer

ARMISTICE CAPITAL MASTER FUND LTD.

By:	/s/ Steven Boyd
Name:	Steven Boyd
Title:	CIO of Armistice Capital, LLC, the Investment Manager